Exhibit 10.2

EBANK FINANCIAL SERVICES, INC.
STOCK OPTION AGREEMENT
WITH JAMES L. BOX

     THIS STOCK OPTION AGREEMENT, entered into as of this 9 day of August, 2004, by and between ebank Financial Services, Inc., a Georgia corporation (the “Company”), and James L. Box (the “Optionee”).

     WHEREAS, effective Aug. 9, 2004, the Board of Directors of the Company, acting upon the recommendation of the Board’s Compensation Committee, has granted the Optionee a stock option to purchase the number of shares of the Company’s common stock as set forth below, and in consideration of the granting of that stock option the Optionee intends to remain in the employ of the Company; and

     WHEREAS, the Company and the Optionee desire to enter into a written agreement setting forth the terms and conditions applicable to such option.

     NOW, THEREFORE, as an employment incentive and to encourage stock ownership, and also in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

     Capitalized terms herein are used as defined in Section 13 hereof.

     1. Administration of this Stock Option Agreement. This Stock Option Agreement, and the option granted hereby, shall be administered by the Committee in accordance with all of the duties, powers and protections from liability set forth with respect to the Committee under the terms of Article IV of the Company’s “ebank.com, Inc. 1998 Stock Incentive Plan” (the “Plan”). A copy of the Plan has been delivered to, and receipt is hereby acknowledged by, the Optionee. Although it shall be administered by the Committee with the same powers and protections as awards granted under the Plan, this Stock Option Agreement is separate from and, except to the extent otherwise set forth herein, is not subject to the terms and conditions of the Plan.

     2. Grant of Option. Subject to the terms, restrictions, limitations and conditions stated herein, the Company hereby evidences its grant to the Optionee, not in lieu of salary or other compensation, of the right and option (the “Option”) to purchase all or any part of the number of shares of the Company’s Common Stock, $.01 par value per share, set forth on Schedule A attached hereto and incorporated herein by reference. The Option shall be exercisable in the amounts and at the time specified on Schedule A. The Option shall expire and shall not be exercisable on or after the date specified on Schedule A, or on such earlier date as determined pursuant to Section 8 hereof. The Option is intended to be a non-statutory stock option and is not intended to comply with the requirements applicable to incentive stock options set forth in Section 422 of the Code and the regulations promulgated with respect thereto.

     3. Purchase Price. The price per share to be paid by the Optionee for the shares subject to this Option (the “Exercise Price”) shall be as specified on Schedule A, which price shall be an amount not less than the Fair Market Value of a share of Stock as of the Date of Grant (as defined below).

     4. Exercise Terms. The Optionee must exercise the Option for at least the lesser of 100 shares or the number of shares of Purchasable Stock as to which the Option remains unexercised. In the event this Option is not exercised with respect to all or any part of the shares subject to this Option prior to its expiration, the shares with respect to which this Option was not exercised shall no longer be subject to this Option.

     5. Option Non-Transferable. Other than as provided below, this Option shall not be transferable by the Optionee other than by will or the laws of descent and distribution, or pursuant to a Qualified Domestic Relations Order, and, during the lifetime of Optionee, this Option shall be exercisable only by Optionee (or by Optionee’s guardian or legal representative, should one be appointed). However, this Option may, in connection with the Optionee’s estate plan, be assigned in whole or in part during Optionee’s lifetime to one or more members of the Optionee’s immediate family or to a trust established for the exclusive benefit of one or more such family members. The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the Option pursuant to such assignment. The terms applicable to the assigned portion shall be the same as those in effect for this Option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Committee may deem appropriate.

     6. Notice of Exercise; Payment of Exercise Price and Tax Gross-Up.

     (a) This Option may be exercised by the Optionee, or by the Optionee’s administrators, executors or personal representatives, by a written notice (in substantially the form of the Notice of Exercise attached hereto as Schedule B) signed by the Optionee, or by such administrators, executors or personal representatives, and delivered or mailed to the Company as specified in Section 12 hereof to the attention of the President, the Chief Financial Officer or such other officer as the Company may designate. Any such notice shall (A) specify the number of shares of Stock which the Optionee or the Optionee’s administrators, executors or personal representatives, as the case may be, then elects to purchase hereunder, (B) contain such information as may be reasonably required pursuant to Section 10 hereof, and (C) be accompanied by (i) a certified or cashier’s check payable to the Company in payment of the total Exercise Price applicable to such shares as provided herein, (ii) shares of Stock owned by the Optionee and duly endorsed or accompanied by stock transfer powers having a Fair Market Value equal to the total Exercise Price applicable to such shares purchased hereunder, (iii) a certified or cashier’s check accompanied by the number of shares of Stock whose Fair Market Value when added to the amount of the check equals the total Exercise Price applicable to such shares purchased hereunder, or (iv) in the Company’s discretion all or any portion of the Exercise Price may be paid by authorization to the Company to withhold shares of Stock otherwise issuable upon exercise of the Option, in each case to be credited against the Exercise Price at the Fair Market Value of such shares on the date of exercise (however, no fractional shares may be so transferred, and the Company shall not be obligated to make any cash payments in consideration of any excess of the aggregate Fair Market Value of shares transferred over the aggregate Exercise Price). Upon receipt of any such notice and accompanying payment, and subject to the terms hereof, the

Company agrees to issue to the Optionee or the Optionee’s administrators, executors or personal representatives, as the case may be, stock certificates for the number of shares specified in such notice registered in the name of the person exercising this Option. Notwithstanding the above, the Company shall not be obligated to accept tender of shares of Stock as payment of the Exercise Price if doing so would result in a charge to the Company’s earnings for financial reporting purposes.

     (b) In addition to and at the time of payment of the Exercise Price, subject to the provisions of Section 6(c) hereof concerning tax gross-up payments, the Optionee shall pay to the Company in cash the full amount of any federal, state, and local income, employment, or other withholding taxes applicable to the taxable income of such Optionee resulting from such exercise; provided, however, that in the discretion of the Committee any Stock Option Agreement may provide that all or any portion of such tax obligations, together with additional taxes not exceeding the actual additional taxes to be owed by the Optionee as a result of such exercise, may, upon the irrevocable election of the Optionee, be paid by tendering to the Company whole shares of Stock duly endorsed for transfer and owned by the Optionee, or by authorization to the Company to withhold shares of Stock otherwise issuable upon exercise of the Option, in either case in that number of shares having a Fair Market Value on the date of exercise equal to the amount of such taxes thereby being paid, and subject to such restrictions as to the approval and timing of any such election as the Committee may from time to time determine to be necessary or appropriate to satisfy the conditions of the exemption set forth in Rule 16b-3 under the Exchange Act, if such rule is applicable.

     (c) If, as the result of Optionee’s exercise of all or any portion of the Option granted hereby, Optionee becomes obligated to pay any federal, state or local income, employment or other withholding taxes, the Company shall pay an additional amount (the “Gross-Up Payment”) to Optionee at the time specified in the following paragraph in this Section 6(c). The Gross-Up Payment shall be equal to the amount necessary so that the net amount retained by Optionee (taking into account (i) the Fair Market Value on the Exercise Date of the Stock received upon exercise of the Option, plus (ii) the amount of the Gross-Up Payment), after subtracting all federal, state or local income, employment or other withholding taxes, shall be equal to the net amount Optionee would have retained if no such taxes had been imposed and no Gross-Up Payment had been paid. The amount of the Gross-Up Payment shall be determined in good faith by independent accountants or tax counsel selected by the Company and acceptable to Optionee, who shall apply the following assumptions: (i) Optionee shall be treated as paying federal income taxes at the highest marginal rate in the calendar year in which the Gross-Up Payment is made, and (ii) Optionee shall be treated as paying state and local income taxes at the highest marginal rate(s) in the calendar year in which the Gross-Up Payment is made in the locality of Optionee’s residence as of the Exercise Date, net of the maximum reduction in federal income taxes that could be obtained from deducting those state and local taxes.

     The Gross-Up Payment shall be made within five business days after the Exercise Date, provided that if the Gross-Up Payment cannot be determined within that time, the Company shall pay Optionee within that time an estimate, determined in good faith by the Company, of the minimum amount of the Gross-Up Payment and shall pay the remainder (plus interest at the rate provided in Section 1274(b)(2)(B) of the Code) as soon as the amount can be determined but in no event later than the 30th day after the Exercise Date. If the estimated payment is more than the amount later determined to have been due, the excess (plus interest at the rate provided in

Section 1274(b)(2)(B) of the Code) shall be repaid by Optionee within five business days after written demand.

     7. Adjustment in Option. The number of Shares subject to this Option, the Exercise Price and other matters are subject to adjustment by the Committee during the term of this Option at the same times as, and in the same manner as, options granted under the Plan, in accordance with the provisions of Section 5.2 of the Plan.

     8. Termination of Employment. In the event of the termination of the Optionee’s employment with the Company or any of its Subsidiaries for any reason, the Optionee, his or her personal representative, or persons to whom all or a portion of this Option is transferred in accordance with Section 5 hereof, may exercise this Option at any time within a period ending on the earlier of (a) the last day of the one year period following the event of the termination of the Optionee’s employment or (b) the expiration date of this Option, to the extent of the number of shares which were Purchasable hereunder at the date of such termination.

     9. Date of Grant. This Option was granted by the Board on the date set forth in Schedule A (the “Date of Grant”).

     10. Compliance with Regulatory Matters and Restrictions on Disposition of Shares.

     (a) The Optionee acknowledges that the issuance of capital stock of the Company is subject to limitations imposed by federal and state law and the Optionee hereby agrees that the Company shall not be obligated to issue any shares of Stock upon exercise of this Option that would cause the Company to violate law or any rule, regulation, order or consent decree of any regulatory authority (including without limitation the Federal Office of Thrift Supervision and the Securities and Exchange Commission) having jurisdiction over the affairs of the Company. The Optionee agrees that he or she will provide the Company with such information as is reasonably requested by the Company or its counsel to determine whether the issuance of Stock complies with the provisions described by this Section 10.

     (b) In particular, and without limiting the foregoing, the Optionee understands that the Option granted hereby and the shares of Stock issuable upon the exercise thereof may not be sold, transferred or otherwise disposed of without registration under the Securities Act, or an exemption therefrom, that in the absence of an effective registration statement covering such shares or an available exemption from registration under the Securities Act, such shares must be held indefinitely, and that the certificates representing such shares will bear a legend to this effect. The holder understands that the shares of Stock issuable upon exercise of the Option are not registered under the Securities Act on the ground that the sale provided for in this Stock Option Agreement and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and that the Company’s reliance on such exemption is predicated in part on the Optionee’s representations set forth herein. In the absence of an effective registration statement covering the shares of Stock issuable upon exercise of the Option, the Optionee will sell, transfer or otherwise dispose of the Shares only pursuant to an exemption from the requirements for registration under the Securities Act.

     11. Issuance of Stock Certificates. The Company shall not be required to issue or deliver any certificate for shares of Stock purchased upon the exercise of the Option granted hereunder or any portion thereof prior to fulfillment of all of the following conditions:

(i)	The admission of such shares to listing on all stock exchanges on which the Stock is then listed;

(ii)	The completion of any registration or other qualification of such shares which the Committee shall deem necessary or advisable under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body;

(iii)	The obtaining of any approval or other clearance from the Office of Thrift Supervision, or any other federal or state governmental agency or body which the Committee shall determine to be necessary or advisable; and

(iv)	The lapse of such reasonable period of time following the exercise of the Option as the Board from time to time may establish for reasons of administrative convenience.

Stock certificates issued and delivered to Optionee shall bear such restrictive legends as the Company shall deem necessary or advisable pursuant to applicable federal and state securities laws. The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of any Stock pursuant to the Option shall relieve the Company of any liability with respect to the non-issuance or sale of the Stock as to which such approval shall not have been obtained. However, the Company shall use its best efforts to obtain all such approvals.

     12. Miscellaneous.

     (a) Rights as Shareholder. The holder of an Option shall not have any of the rights of a shareholder with respect to the shares of Stock subject to the Option until such shares have been issued and transferred to the Optionee upon the exercise of the Option.

     (b) Employment Rights. Nothing in this Stock Option Agreement shall confer on Optionee any right to continue in the employ of the Company or any of its Subsidiaries or, subject to the terms of any other employment agreement which may exist from time to time between the Company and the Optionee, shall interfere in any way with the right of the Company or any of its Subsidiaries to terminate Optionee’s employment at any time.

     (c) Replacement or Amended Grants. At the sole discretion of the Committee, the Committee may modify the Option granted hereby or accept the surrender of such Option and grant a new option in substitution therefor. However no modification of the Option granted hereby shall adversely affect Optionee’s rights under this Stock Option Agreement without the consent of the Optionee or his legal representative.

     (d) Forfeiture for Competition. If Optionee provides services to a competitor of the Company or any of its Subsidiaries, whether as an employee, officer, director, independent contractor, consultant, agent, or otherwise, such services being of a nature that can reasonably be expected to involve the skills and experience used or developed by the Optionee while an Employee, then that Optionee’s rights under any outstanding portion of the Option granted hereunder shall be forfeited and terminated, subject in each case to a determination to the contrary by the Committee.

     (e) Headings, etc., No Part of this Agreement. Headings of the various Sections hereof are inserted for convenience and reference; they do not constitute part of this Stock Option Agreement.

     (f) Section 16 Compliance. For so long as Optionee remains a Section 16 Insider, transactions under this Stock Option Agreement are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of this Stock Option Agreement or action by the Committee fails to so comply, it shall be deemed void to the extent permitted by law and deemed advisable by the Committee. In addition, if necessary to comply with Rule 16b-3 with respect to the Option, and in addition to any other vesting or holding period specified hereunder, Optionee shall be required to hold either the Option or the underlying shares of Stock obtained upon exercise of the Option for a minimum of six months.

     (g) Stock Option Agreement Binding on Successors. This Stock Option Agreement shall be binding upon the parties hereto and their representatives, successors and assigns.

     (h) Governing Law. This Stock Option Agreement is executed and delivered in, and shall be governed by the laws of, the State of Georgia.

     (i) Notices. Any requests or notices to be given hereunder shall be deemed given, and any elections or exercises to be made or accomplished shall be deemed made or accomplished, upon actual delivery thereof to the designated recipient, or three days after deposit thereof in the United States mail, registered, return receipt requested and postage prepaid, addressed, if to the Optionee, at the address set forth below and, if to the Company, to the executive offices of the Company at 2410 Paces Ferry Road, Suite 190, Atlanta, Georgia 30339, or at such other addresses that the parties provide to each other in accordance with the notice requirements hereof.

     (j) Modification or Amendment. This Stock Option Agreement may not be modified or amended except in writing executed by each of the parties hereto.

     13. Definitions. As used herein, the following terms have the following meanings unless the context clearly indicates to the contrary:

     “Board” shall mean the Board of Directors of the Company.

     “Code” shall mean the United States Internal Revenue Code of 1986, including effective date and transition rules (whether or not codified). Any reference herein to a specific section of the Code shall be deemed to include a reference to any corresponding provision of future law.

     “Committee” shall mean a committee of at least two Directors appointed from time to time by the Board, having the duties and authority set forth herein in addition to any other authority granted by the Board. In selecting the Committee, the Board shall consider (i) the benefits under Section 162(m) of the Code of having a Committee composed of “outside directors” (as that term is defined in the Code) for certain grants of Options to highly compensated executives, and (ii) the benefits under Rule 16b-3 of having a Committee composed of either the entire Board or a Committee of at least two Directors who are Non-Employee Directors for Options granted to or held by any Section 16 Insider. At any time that the Board shall not have appointed a committee as described above, any reference herein to the Committee shall mean the Board.

     “Company” shall mean ebank Financial Services, Inc., a Georgia corporation.

     “Change in Control” shall mean the occurrence of any of the following events: (1) a change in the ownership, holding or power to vote more than 25% of the Company’s voting stock, (2) a change in the ownership or possession of the ability to control the election of a majority of the Company’s directors, (3) a change in the ownership or possession of the ability to exercise a controlling influence over the management or policies of the Company by any person or by persons acting as a “group” (within the meaning of Section 13(d) of the Securities Exchange Act of 1934), or (4) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company (the “Continuing Directors”) cease for any reason to constitute at least two-thirds of the members of such Board of Directors, provided that any individual whose election or nomination for election as a member of such Board was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be considered a Continuing Director. For purposes of this subparagraph only, the term “person” refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, or any other form of entity not specifically listed herein. The decision of the Committee about whether a Change in Control has occurred shall be conclusive and binding.

     “Director” shall mean a member of the Board.

     “Employee” shall mean a person who constitutes an employee of the Company as such term is defined in the instructions to the Form S-8 Registration Statement under the Securities Act of 1933, and also includes non-employees to whom an offer of employment has been extended.

     “Exchange Act” shall mean the Securities Exchange Act of 1934. Any reference herein to a specific section of the Exchange Act shall be deemed to include a reference to any corresponding provision of future law.

     “Exercise Date” shall mean the date on which Optionee exercises his right to purchase any share of Stock under this Stock Option Agreement.

     “Exercise Price” shall mean the price at which Optionee may purchase a share of Stock under this Stock Option Agreement.

     “Fair Market Value” on any date shall mean (i) the closing sales price of the Stock, regular way, on such date on the national securities exchange having the greatest volume of trading in the Stock during the thirty-day period preceding the day the value is to be determined or, if such exchange was not open for trading on such date, the next preceding date on which it was open; (ii) if the Stock is not traded on any national securities exchange, the average of the closing high bid and low asked prices of the Stock on the over-the-counter market on the day such value is to be determined, or in the absence of closing bids on such day, the closing bids on the next preceding day on which there were bids; or (iii) if the Stock also is not traded on the over-the-counter market, the fair market value as determined in good faith by the Board or the Committee based on such relevant facts as may be available to the Board, which may include opinions of independent experts, the price at which recent sales have been made, the book value of the Stock, and the Company’s current and future earnings.

     “Grantee” shall mean the Optionee.

     “Non-Employee Director” shall have the meaning set forth in Rule 16b-3 under the Exchange Act, as the same may be in effect from time to time, or in any successor rule thereto, and shall be determined for all purposes under this Stock Option Agreement according to interpretative or “no-action” positions with respect thereto issued by the Securities and Exchange Commission.

     “Officer” shall mean a person who constitutes an officer of the Company for the purposes of Section 16 of the Exchange Act, as determined by reference to such Section 16 and to the rules, regulations, judicial decisions, and interpretative or “no-action” positions with respect thereto of the Securities and Exchange Commission, as the same may be in effect or set forth from time to time.

     “Option” shall have the meaning set forth in Section 2 hereof.

     “Optionee” shall have the meaning set forth in the preamble hereof.

     “Parent” shall mean any corporation (other than the Company or a Subsidiary) in an unbroken chain of corporations ending with the Company if, at the time of the grant (or modification) of the Option, each of the corporations other than the Company or a Subsidiary owns stock possessing 50% or more of the total combined voting power of the classes of stock in one of the other corporations in such chain.

     “Plan” shall have the meaning set forth in Section 1 hereof.

     “Purchasable” shall refer to Stock which may be purchased by an Optionee under the terms of this Stock Option Agreement on or after a certain date specified pursuant to Schedule A attached hereto.

     “Qualified Domestic Relations Order” shall have the meaning set forth in the Code or in the Employee Retirement Income Security Act of 1974, or the rules and regulations promulgated under the Code or such Act.

     “Section 16 Insider” shall mean any person who is subject to the provisions of Section 16 of the Exchange Act, as provided in Rule 16a-2 promulgated pursuant to the Exchange Act.

     “Securities Act” shall mean the Securities Act of 1933, as amended. Any reference herein to a specific section of the Securities Act shall be deemed to include a reference to any corresponding provision of future law.

     “Stock” shall mean the Common Stock, par value $0.01 per share, of the Company or, in the event that the outstanding shares of Stock are hereafter changed into or exchanged for shares of a different stock or securities of the Company or some other entity, such other stock or securities.

     “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the grant (or modification) of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     IN WITNESS WHEREOF, the Committee has caused this Stock Option Agreement to be executed on behalf of the Company, and the Optionee has executed this Stock Option Agreement, all as of the day and year first above written.

EBANK FINANCIAL SERVICES, INC.		OPTIONEE

By:	/s/ Gary M. Bremer	/s/ James L. Box

	Name: Gary M. Bremer	Name: James L. Box
	Title: Chairman, Compensation Committee	Address: 3151 Paces Mill Rd.
Atlanta, GA 30339

SCHEDULE A

TO
STOCK OPTION AGREEMENT
BETWEEN
EBANK FINANCIAL SERVICES, INC.

AND
JAMES L. BOX

Dated: August 9, 2004

1.	Number of Shares Subject to Option: 150,000 Shares.

2.	Option Exercise Price: $1.25 per Share.

3.	Date of Grant: 8/9/04

4.	Option Vesting Schedule:

Options are exercisable with respect to all shares on or after the date hereof

5.	Option Exercise Period:

     All options expire and are void unless exercised on or before the date which is ten (10) years after the date of grant.

SCHEDULE B

NOTICE OF EXERCISE

     The undersigned hereby notifies ebank Financial Services, Inc. (the “Company”) of this election to exercise the undersigned’s stock option to purchase            shares of the Company’s common stock, $.01 par value per share (the “Common Stock”), pursuant to the Stock Option Agreement between the undersigned and the Company dated                                       , 20                   . Accompanying this Notice is (1) a certified or a cashier’s check in the amount of $                    payable to the Company, and/or (2)                                        shares of the Company’s Common Stock presently owned by the undersigned and duly endorsed or accompanied by stock transfer powers, having an aggregate Fair Market Value (as defined in the Stock Option Agreement) as of the date hereof of $                   , such amounts being equal, in the aggregate, to the purchase price per share set forth in Section 3 of the Stock Option Agreement multiplied by the number of shares being purchased hereby (in each instance subject to appropriate adjustment pursuant to Section 7 of the Stock Option Agreement).

     IN WITNESS WHEREOF, the undersigned has set his hand and seal, this                     day of                                       ,                    .

OPTIONEE [OR OPTIONEE’S ADMINISTRATOR,
EXECUTOR OR PERSONAL REPRESENTATIVE]

Name:
Position (if other than Optionee):